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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                September 1, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                                  e-MedSoft.com
              ----------------------------------------------------
              Exact name of Registrant as Specified in its Charter



          Nevada                   0-26567                 84-1037630
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
      of Incorporation             Number                    Number



          1300 Marsh Landing Parkway, Suite 106, Jacksonville, FL 32250
          -------------------------------------------------------------
            Address of Principal Executive Offices, Including Zip Code



                                 (904) 543-1001
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On September 1, 1999 e-MedSoft.com (the "Company") acquired a computer software clinical management system known as SamSyn from University Affiliates IPA, Inc. ("UA"), an affiliate of the University of Southern California School of Medicine. The Company purchased this technology from UA pursuant to an Asset Purchase Agreement dated September 1, 1999 (the "Purchase Agreement"). At the closing the Company paid to UA $2,000,000 in cash and issued 1,721,973 shares of the Company's common stock which were valued at $4,468,162 (or $2.5948 per share).

     UA originally acquired SamSyn from the University of Southern California ("USC"), and in the Purchase Agreement the Company agrees that USC and its affiliated faculty practice groups retain a perpetual, royalty-free license to use and adopt SamSyn for their internal purposes.

     The Purchase Agreement also provides that the Company would cause Sam J.W. Romeo to be elected to its Board of Directors for an initial term of two years and thereafter if Dr. Romeo consents so to serve, for an additional two years. Accordingly the Company has added Dr. Romeo to its Board of Directors effective September 1, 1999.

     Dr. Romeo, who has more than 30 years of experience in the health care field, currently serves as the President and Chief Executive Officer of University Affiliates IPA, Inc., an affiliate of the University of Southern California. In addition to having held senior faculty positions at the USC School of Medicine, the Medical College of Wisconsin, and the St. Louis University School of Medicine, Dr. Romeo has also served as the Medical Director of several HMOs in California, Florida and New York, and is licensed to practice medicine in the States of California, Florida, Idaho, Missouri and Wisconsin. Dr. Romeo received the prestigious Physician Executive of the Year Award given by the American College of Medical Practice Executives in October of 1998. Dr. Romeo received his medical degree from the St. Louis University School of Medicine and then received his MBA with Magna Cum Laude honors from National University. Dr. Romeo, who was a Commander in the United States Navy, is a former Associates Dean of Clinical Affairs of both the Medical College of Wisconsin as well as the University of Southern California School of Medicine.

     Concurrently with the execution and closing of the Purchase Agreement, the Company and UA also entered into a Software License and Services Agreement (the "License Agreement") which has a ten year term and provides the Company with exclusive access to UA's network of more than 2,500 physicians and 80,000 patients. Under the License Agreement the Company has sole responsibility for the development of new software which utilizes the Company's technology and the current version of SamSyn. This "New Software" must have certain features including, among others, being web based and using Java. This agreement further requires that the Company is to enable the New Software to go live on UA's computer systems no later than December 31, 1999.

     In the License Agreement the Company grants to UA, among other things a worldwide license to use SamSyn in exchange for payment to the Company from September 1, 1999 until the date UA accepts the New Software, of $100,000 each calendar quarter. The Company further grants to UA, for the term of the agreement, a worldwide license to use the New Software and to exclusively, within the five county area in and around Los Angeles, sublicense or otherwise permit the use of the New Software to designated health care professionals, in exchange for the monthly payment to the Company, commencing on the date of acceptance of the New Software, of license fees which are calculated as varying percentages of monthly revenues as defined in the License Agreement.

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     The Company and UA also entered into a Registration Rights Agreement which provides certain "piggyback registration rights" to UA relating to the 1,721,973 shares of the Company's common stock. This agreement essentially provides that if at any time the Company undertakes to file a registration statement on its own behalf or on behalf of any of its security holders, it must provide notice of such fact to UA and offer to include the 1,721,973 shares owned by UA in the registration statement subject to the terms and conditions set forth in the Registration Rights Agreement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) EXHIBITS.

EXHIBIT
NUMBER     DESCRIPTION                          LOCATION

 10.7      Asset Purchase Agreement dated       Filed herewith electronically
           September 1, 1999 among Sanga
           e-Health LLC, e-MedSoft.com, and
           University Affiliates IPA, Inc.

 10.8      Software License and Services        Filed herewith electronically
           Agreement dated September 1, 1999
           between University Affiliates IPA,
           Inc. and e-MedSoft.com

 10.9      Registration Rights Agreement        Filed herewith electronically
           dated September 1, 1999 between
           University Affiliates IPA, Inc.
           and e-MedSoft.com

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   e-MedSoft.com



Dated: September 13, 1999          By:/s/ Margaret A. Harris
                                      Margaret A. Harris, Chief Financial
                                      Officer

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